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                                                             EXHIBIT 23.1

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                        Hansen, Barnett & Maxwell
                      345 East Broadway, Suite 200
                        Salt Lake City, UT 84111

We consent to the use of our report dated June 10,1999, with respect to the consolidated financial statements of eSynch Corporation and Subsidiaries as of December 31, 1998 and for each of the two years in the period ended December 31, 1998 included in the Registration Statement on Form SB-2/A and related Prospectus of eSynch Corporation for the registration of 2,140,174 shares of common stock (the "Registration Statement").

We consent to the use of our report dated December 20, 1999, with respect to the financial statements of SoftKat, Inc. as of December 31, 1998 and for each of the two years in the period ended December 31, 1998 included in the Registration Statement.

We consent to the use of our report dated July 1, 1999, with respect to the financial statements of Kiss Software Corporation as of December 31, 1998, for the year ended December 31, 1998 and for the period from February 14, 1997 (date of inception) through December 31, 1997 included in the Registration Statement.

                                   /s/ Hansen, Barnett & Maxwell

 Salt Lake City, Utah
 February 14, 2000